U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                        Pre-Effective Amendment No. 4 to

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              --------------------
                            GLOBAL-TECH CAPITAL CORP.
                 (Name of Small Business Issuer in Its Charter)

                Nevada                                   1000
    (State or Other Jurisdiction of          (Primary Standard Industrial
    Incorporation or Organization)               Classification Code)

                                   98-0191489
                                (I.R.S. Employer
                             Identification Number)

                                 P. O. BOX 84037
                  BURNABY, B.C. V5A 4T9, CANADA (604) 889-1111
 (Address, Including Zip Code, and Telephone Number, including Area Code, of
                        Registrant's Executive Offices)

                                MICHAEL MITSIADIS
                          C/O GLOBAL-TECH CAPITAL CORP.
                                 P. O. BOX 84037
                  BURNABY, B.C. V5A 4T9, CANADA (604) 889-1111
 (Name, Address, Including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

                        Copies of all correspondence to:
                              JOSEPH SIERCHIO, ESQ.
                  EISEMAN LEVINE LEHRHAUPT & KAKOYIANNIS, P.C.
                              845 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                             -----------------------
APPROXIMATE DATE OF PROPOSED SALE TO PUBLIC: As soon as practicable after this registration statement becomes
                                             effective.
                              --------------------
If this Form is filed to register additional securities for an offering pursuant to Rule 426(b) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act Registration Statement number of the earlier Registration Statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
----------------------------------- ------------------------ ------------------------ --------------------------- ----------------
Title Of Each Class Of Securities   Number of Shares To Be   Proposed Maximum         Proposed Maximum            Amount of
To Be Registered                    Registered               Offering Price Per       Aggregate Offering Price    Registration
                                                             Share                                                Fee
----------------------------------- ------------------------ ------------------------ --------------------------- ----------------
----------------------------------- ------------------------ ------------------------ --------------------------- ----------------
Common Stock, $.001 par value       2,000,000                $0.05         (1)        $100,000                    $25.00
----------------------------------- ------------------------ ------------------------ --------------------------- ----------------

(1)     Calculated in accordance with Rule 457(o) under the Securities Act of 1933.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.

                          GLOBAL-TECH CAPITAL CORP.

          2,000,000 shares of Common Stock at a price of $.05 per share

         This is our initial public offering. We are offering 2,000,000 shares of our common stock at a price of $0.05 per share. We are offering the shares directly, through our officers and directors on an all or none basis. This means that we must sell all of the shares in order to close the offering.

         The funds received from the subscribers will be held in escrow in a non-interest bearing account by our escrow agent, Eiseman Levine Lehrhaupt & Kakoyiannis, P.C. See "Plan of Distribution." The offering will end on ________, 2002, a date which is 120 days from the date of this prospectus unless terminated by us on an earlier date as we may deem appropriate. Under the terms of our escrow agreement, unless our escrow agent receives a written notice from us by the termination of the offering period stating that all of the shares offered were sold, the escrow agent shall return all funds to the subscribers within five business days of the termination of the offering period. The minimum number of shares that an investor may purchase is 50,000. If all shares offered are not sold by _____, 2002, the offering will terminate and all funds received from subscribers will be returned promptly. None of our officers and directors or affiliated persons or related parties will be able purchase shares in this offering.

          There is no trading market for our common stock.
                              --------------------

The purchase of shares involves substantial risk. See "Risk Factors" beginning on page 7 for a discussion of risks to consider before purchasing our common stock.
                              --------------------
         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                Price to the Public(1)       Maximum Commissions(1)       Proceeds to the Company
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Per Share                                  $0.05                         -0-                         $0.05
------------------------------- ---------------------------- ---------------------------- ----------------------------
------------------------------- ---------------------------- ---------------------------- ----------------------------
Total 2,000,000 Shares                  $100,000.00                      -0-                      $100,000.00

------------------------------- ---------------------------- ---------------------------- ----------------------------

(1) We are offering the shares directly through our officers and directors on an all or none basis. No compensation will be paid to our officers and directors in connection with their efforts regarding the offer and sale of our shares.


             The date of this prospectus is ________________, 2002.

                                TABLE OF CONTENTS



Prospectus Summary........................................................5
Risk Factors..............................................................7
Cautionary Note Regarding Forward-Looking Statements ....................13
Use of Proceeds..........................................................14
Arbitrary Determination of Offering Price................................16
Dilution.................................................................16
Plan of Distribution ....................................................17
Legal Proceedings........................................................19
Directors, Executive Officers, Promoters and Control Persons.............19
Security Ownership of Certain Beneficial Owners and Management...........20
Description of Securities................................................21
Market for Common Equity and Related Stockholder Matters.................23
Limitation of Liability and Indemnification matters .....................23

Legal Matters............................................................24

Experts..................................................................24
Interest of Named Experts and Counsel....................................24
Management's Discussion and Analysis of Financial
  Condition and Results of Operations....................................24
Business and Description of Property.....................................28
Executive Compensation...................................................35
Where You Can Find Additional Information................................36
Certain Relationships and Related Transactions...........................37
Changes in and Disagreements with Accountants on Accounting
     And Financial Disclosure............................................37
Index to Financial Statements............................................40




                      Dealer Prospectus Delivery Obligation

         Until ______, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                               PROSPECTUS SUMMARY

         This summary contains material information about us and the offering contained elsewhere in the prospectus. Sine it may not include all of the information you may consider important, you should read the entire prospectus, including the section titled "Risk Factors" and our financial statements and the related notes, before deciding to purchase any shares.


         Unless the context otherwise requires, references to "Global-Tech," "us," "we," and "our" refer to Global-Tech Capital Corp. and its wholly owned subsidiaries. We have provided definitions for certain mining industry terms beginning on page 37 which you may find helpful in reading this prospectus.

Global-Tech Capital Corp.

         Originally formed for the purpose of developing and marketing products that could effectively improve night time visibility under various conditions, we refocused our business activities in 2000 and we are now engaged in the location, acquisition and exploration of a mineral resource property in the Omineca Mining region of the Province of British Columbia, Canada. We were originally formed to pursue perceived business opportunities in the field of night vision systems. After further investigation of this business sector following our incorporation, we determined that the perceived opportunities were not as attractive as first thought and would require technical and financial capabilities which our principals did not have. As a result, we decided to pursue opportunities in the mineral exploration business which would have smaller initial capital requirements and in respect of which we could more easily engage persons with the necessary technical capabilities such as Messrs. Mallo and Turnbull.

         We are an exploration stage company. We own only one property at this time. Following the consummation of this offering, we intend to continue our exploration program in our property.

         Our administrative office is located at 2365 Paulus Cresent, Burnaby, B.C. V5A 2M2, Canada. Our telephone number at our corporate offices is (604) 889-1111.

The Offering

Common stock offered by us       2,000,000 shares at $.05 per share
                                 on an all or none basis.


Common stock to be outstanding   12,151,400 shares
After this offering

Use of proceeds                  The proceeds from the sale of the shares in
                                 this offering will be utilized to pay the offering expenses (which we estimate will be approximately $49,000), to continue Phase I of our exploration program and for general working capital purposes. Since there is a minimum amount to be raised, proceeds from our sale of shares will be placed in a non-interest bearing escrow account until the earlier of (i) all 2,000,000 shares being sold; or (ii) the termination of the offering.
                                 Under our escrow agreement, unless the escrow agent receives written notice from us by the date on which the offering period is terminated setting forth that all shares offered by us have been sold, all funds held in escrow will be returned to the respective investors within five business days following the termination of the offering period. The offering proceeds will be forwarded to us only upon receipt by the escrow agent, on or prior to the date on which the offering period is terminated, of our written notice that all of the shares offered were sold.

Term of Offering                 120 days (subject to our right to terminate the
                                 offering sooner without notice.)

                                  RISK FACTORS

         You should carefully consider the following risk factors before you make an investment decision regarding the purchase of our shares. We have separated the risks into two broad categories:
                - risks related to our business, property and industry; and
                - risks related to the offering and ownership of our common stock.

              Risks Related to Our Business, Property and Industry

Our long term profitability is uncertain as it is related to the success of our exploration program.

         The claim to which we have a right to acquire an interest is in the exploration stages only and is without a known body of commercial ore. Mineral exploration involves a high degree of risk and few properties which are explored are ultimately developed into producing mines. From the date of our inception through September 30, 2001, we have not earned any income and have incurred cumulative losses totaling $85,042. It is possible that our mineral exploration activities will not result in any discoveries of commercial bodies of ore. Our operation's long-term profitability will be in part directly related to the cost and success of our exploration programs, which may be affected by a number of factors.

As we are an exploration stage company, we may not have the funds required and may not be able to obtain them in order to continue our exploration activities.

         Substantial expenditures are required to conduct exploration activities and to establish ore reserves through drilling. See Description of Property-Proposed Exploration on page 34. It is possible that the funds required for further exploration will not be obtained on a timely basis or that minerals will not be discovered in sufficient quantities and grades to justify any commercial operation. Our property currently contains no proven reserves. Even if our results of exploration are encouraging, we will require additional funds to complete our exploration activities. It is possible that we will be unable to obtain additional financing. Failure to obtain such financing would preclude us from continuing our exploration activities.

Weather interruptions in the province of British Columbia may affect and delay our proposed exploration operations.

         Our proposed exploration work can only be performed approximately four to five months out of the year. This is because rain and snow cause roads leading to our claims to be impassible during four months of the year. When roads are impassible, we are unable to work and generate income. This may cause significant delays in our exploration activities which could have an adverse affect on our business and results of operations because it would further delay any potential to generate revenue.

We have a limited operating history.

         We commenced our operations in 1998 but have been engaged in mineral exploration only since 2000. As at September 30, 2001, we had incurred cumulative losses from inception in the amount of $85,042 of which $59,734 were incurred for the period of July 1, 2000 through September 30, 2001. We have not declared or paid dividends since then and do not anticipate doing so in the foreseeable future. We are subject to risks inherent in the establishment of a new business enterprise including limited capital resources, possible delays in the exploration of our property, and possible cost overruns. If we are not able to address these events, should they occur, we may have to curtail or suspend our operations.

Our short and long term liquidity and capital resources are uncertain which may prevent us from continuing our operations in the future.

         We have no history of earnings or cash flow from our present operations. The only present source of funds available to us is through the sale of equity or debt, securities or other borrowings. Even if the results of our exploration are encouraging, we may not have sufficient funds to conduct the further exploration that may be necessary to determine whether or not a commercially minable deposit exists on any property and we may not realize a return on our investment. It is possible that no additional working capital will be available for our operations from such other sources as equity offerings, borrowings, sale or possibly the joint venture exploration of our property and/or a combination thereof. Failure to obtain such additional capital, if needed, may cause us to cease our operations.

Our property contains no proven reserves.

         The property in which we hold a right to acquire an interest is considered to be in the exploration stage only and does not contain a known body of commercial ore. See "Description of Property." Failure to locate ore reserves may adversely affect the economic viability of our project and our operation.

It is possible that our title for the claims in which we have an interest will be challenged by third parties.

         The holder of the title for our claim has not obtained title insurance for the property. It is possible that the title to the claim in which we have a material interest will be challenged or impugned.

Our executive officers devote only a limited amount of time to our business activities.

         Messrs. Michael Mitsiadis and David Mallo, our executive officers, are engaged in other business activities and devote only a limited amount of their time (approximately 25% by Mr. Mitsiadis and 10% by Mr. Mallo) to our business. As we expand our activities, a need for full time management may arise. In such an event, should Messrs. Mitsiadis and Mallo be unwilling to dedicate more of their time to our business or fail to hire additional personnel, our business and results of operations would suffer a material adverse effect.

Our directors may face conflicts of interest in connection with our participation in certain ventures because they are directors of other mineral resource companies.

         Messrs. Mallo and Turnbull, who serve as our directors, are also directors of other mineral resource companies and, to the extent that such other companies may participate in ventures in which we may participate, our directors may have a conflict of interest in negotiating and concluding terms respecting the extent of such participation. It is possible that due to our directors' conflicting interests, we may be precluded from participating in certain projects that we might otherwise have participated in, or we may obtain less favorable terms on certain projects than we might have obtained if our directors were not also the directors of other participating mineral resources companies. In their effort to balance their conflicting interests, our directors may approve terms that are equally favorable to all of their companies as opposed to negotiating terms that may be more favorable to us but adverse to their other companies. Additionally, it is possible that we may not be afforded certain opportunities to participate in particular projects because such projects are assigned to our directors' other companies for which the directors may deem the projects to have a greater benefit.

We have no sources of operating cash flow and we may be unable to meet our additional funding requirements.

         Our mineral claim is currently being assessed for exploration and as a result, we have no source of operating cash flow. We have limited financial resources. Specifically, as at September 30, 2001 we had cash and cash equivalents totaling $7,548. It is possible that if additional funding were needed, it would not be available to us on terms and conditions acceptable to us. Failure to obtain such additional financing could result in the delay or indefinite postponement of further exploration and the possible, partial or total loss of our interest in our property. The undertaking of the latter phases of our exploration program depends upon our ability to obtain financing through debt financing, equity financing or other means. It is possible that we will be unsuccessful in obtaining the required financing. Failure to obtain additional financing on a timely basis could cause us to forfeit our interest in our property and reduce or terminate our operations.

We face intense competition in our industry which may adversely affect our ability to participate in certain agreements with other parties.

         The mineral resources industry is intensely competitive and we compete with many companies that have greater financial resources and technical facilities than ourself. Significant competition exists for the limited number of mineral acquisition opportunities available in the Omineca mining region of British Columbia. As a result of this competition, our ability to acquire additional attractive mining property interests on terms we consider acceptable may be impaired.

         We may, in the future, be unable to meet our share of costs incurred under agreements to which we are a party and we may have our interests in the properties subject to such agreements reduced as a result. Furthermore, if other parties to such agreements do not meet their share of such costs, we may be unable to finance the costs required to complete the recommended programs.

We will have to suspend our exploration plans if we do not have access to all of the supplies and materials we need.

         Competition and unforeseen limited sources of supplies in the industry could result in occasional spot shortages of supplies such as dynamite, and equipment such as bulldozers and excavators that we might need to conduct exploration. We have not attempted to locate or negotiate with any suppliers of products, equipment or materials. We will attempt to locate products, equipment and materials after this offering is complete. If we cannot find the products and equipment we need, we will have to suspend our exploration plans until we find the products and equipment we need.

Mineral prices are subject to fluctuation due to factors beyond our control.

         The mining industry in general is intensely competitive and it is possible that, even if commercial quantities of mineral resources are developed, a profitable market will not exist for their sale. Factors beyond our control may affect the marketability of any minerals discovered. It is possible that the price of copper will not remain stable. Significant price movements over short periods of time may be affected by numerous factors beyond our control, including international economic and political trends, expectations of inflation, currency exchange fluctuations (specifically, the U.S. dollar relative to other currencies), interest rates and global or regional consumption patterns, speculative activities and increased production due to improved mining and production methods. The effect of these factors on the price of minerals and therefore the economic viability of any of our exploration projects cannot accurately be predicted.

Our operations are subject to environmental regulation.

         All phases of our operations in British Columbia will be subject to environmental regulations. Environmental legislation in British Columbia are evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees. It is possible that future changes in environmental regulation will adversely affect our operations as compliance will be more burdensome and costly.

Subscribers to the offering will have little or no influence on matters requiring shareholder approval because we are controlled by our Director and Officer and entities affiliated with him who will be able to control all matters requiring shareholder approval.

        Michael Mitsiadis, our President and a director, owns 40% of our issued and outstanding shares of common stock. Mr. Mitsiadis will be able to significantly influence all matters requiring approval by our shareholders, including the election of directors and the approval of mergers or other business combinations transactions. Even if we sell all 2,000,000 shares of common stock in this offering, Mr. Mitsiadis will still be able to effectively control our corporate affairs as he will own 33% of our issued and outstanding shares of common stock.

Our future performance is dependent on our ability to retain key personnel, the loss of which would adversely affect our success and growth.

         Our performance is substantially dependent on the performance of our senior management. In particular, our success depends on the continued efforts of our President and director, Michael Mitsiadis. The loss of his services could have a material adverse effect on our business, results of operations and financial condition as our potential future revenues would most likely dramatically decline and our costs of operations would rise. We do not have employment agreements in place with any of our officers or our key employee, nor do we have key person insurance covering our employee.

Our management is inexperienced in managing a public company.

          It is possible that due to our management's inexperience in managing a public company, we will be unable to effectively manage the expansion of our operations, that our systems, procedures or controls will not be adequate to support our operations or that our management will be unable to achieve the rapid execution necessary to fully exploit the market opportunity for our products and services. Any inability to manage growth effectively could hinder our future success.

         Risks Related to the Offering and Ownership of our Common Stock

A substantial amount of the proceeds we raise in this offering will not be utilized for the growth of our business.

         At least half of the proceeds from this offering will be used to pay for our costs of the offering, estimated at $49,000. Therefore, only half of the proceeds will be available to cover our future exploration costs and for our working capital that would be used for the growth of our business in general.

The value and transferability of our shares may be adversely impacted by the limited trading market for our shares and the penny stock rules.

         There is no current trading market for our shares and it is possible that a trading market will not develop, or, if a trading market does develop, that it will be sustained. To the extent that a market develops for our shares at all, they will likely appear in what is customarily known at the "pink sheets" or on the NASD Bulletin Board, which may limit their marketability and liquidity.

         To date, neither we nor anyone acting on our behalf has taken any affirmative steps to request or encourage any broker/dealer to act as a market maker for our shares. Further, we have not had any discussions with any market maker regarding the participation of any market maker in the future trading market, if any, for our shares.

         In addition, holders of our common stock may experience substantial difficulty in selling their securities as a result of the "penny stock rules." Our common stock is covered by the penny stock rules, a Securities and Exchange Commission rule that imposes additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors, generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and transaction prior to the sale. Consequently, the rule may affect the ability of broker-dealers to sell our securities and also may affect the ability of purchasers of our stock to sell their shares in the secondary market. It may also cause fewer broker dealers to make a market in our stock.

Future sales of shares by us may reduce the value of our stock.

         The total amount of shares covered by this prospectus would represent approximately 20% of the number of our outstanding shares on the date of this prospectus. If all the shares being offered in this offering are sold, our existing stockholders will suffer an immediate dilution of $.046 per share to new investors. See "Dilution."

         If required, we will seek to raise additional capital through the sale of our common stock. Future sales of shares by us could cause the market price of our common stock to decline and further dilution of the value of the shares owned by our stockholders.

We have a large number of restricted shares outstanding, a portion of which may be sold under Rule 144 following completion of our offering, which may reduce the price of our shares should a trading market develop.

         Of the 12,151,400 shares of our common stock to be outstanding upon completion of this offering, 4,066,000 shall be "restricted securities," 4,000,000 of which are owned by a corporation controlled by Michael Mitsiadis, our President and Director. Mr. Mitsiadis is an affiliate of ours, as that term is defined in Rule 144 under the Securities Act. Absent registration under the Securities Act, the sale of such shares is subject to Rule 144, as promulgated under the Securities Act. 4,000,000 of the "restricted securities" will be eligible for resale under Rule 144. In general, under Rule 144, subject to the satisfaction of certain other conditions, a person, including one of our affiliates, who has beneficially owned restricted shares of our common stock for at least one year is permitted to sell in a brokerage transaction, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class, or, if our common stock is quoted on a stock exchange, the average weekly trading volume during the four calendar weeks preceding the sale, if greater. Rule 144 also permits a person who presently is not and who has not been an affiliate of ours for at least three months immediately preceding the sale and who has beneficially owned the shares of common stock for at least two years to sell such shares without regard to any of the volume limitations described above.

         No prediction can be made as to the effect, if any, that sales of shares of common stock or the availability of such shares for sale will have on the market prices of our common stock prevailing from time to time. The possibility that substantial amounts of our common stock may be sold under Rule 144 into the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital in the future through the sale of equity securities.

The offering price of our shares was arbitrarily determined by us and thus, is not an indication of the stock's valuation.

         Prior to this offering, there has been no public trading market for our shares. The initial public offering price of our shares has been arbitrary determined by us and does not bear any relationship to established valuation criteria such as assets, book value or prospective earnings. Among the factors considered by us were the proceeds to be raised by the offering, the lack of trading market, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders and our relative requirements. As the offering price of our shares has been arbitrarily determined, the stock's valuation, if a market were to develop, may be significantly lower than the offering price.

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains statements that plan for or anticipate the future, called "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of those terms and other comparable terminology.

         These forward-looking statements include statements about:

o      our market opportunity;
o      our strategies;
o      competition;
o      Expected activities and expenditures as we pursue our business plan; and
o      the adequacy of our available cash resources.

         These statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectations, those of our directors or officers with respect to, among other things: (i) trends affecting our financial condition or results of operations, (ii) our business and growth strategies, and (iii) our financing plans. Although we believe that the expectations reflected in the forward-looking statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

         The Private Securities Litigation Reform Act of 1995, which provides a "safe harbor" for similar statements by existing public companies, does not apply to our offering because, as this is our initial public filing, we are not yet a reporting issuer. In addition, the Private Securities Litigation Reform Act of 1995 does not apply to us because our stock qualifies as "penny stock."

         The accompanying information contained in this prospectus, including the information discussed under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" identify important factors that could adversely affect actual results and performance. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statement appearing above.

                                 USE OF PROCEEDS

         The shares are being offered directly by us on an all or none basis. This means that we must sell all 2,000,000 shares before we can close the offering.

         The shares will be sold on a first come-first serve basis. Unless all 2,000,000 shares are sold by _____, 2002 (which is 120 days of the date of this Prospectus), the offering will terminate and all funds received from subscribers by the date on which the offering is terminated will be promptly returned. The proceeds of the offering will be held in a non-interest bearing escrow account until the earlier of the date on which (i) all 2,000,000 shares are sold, or
(ii) the offering is terminated. Therefore, in the event that all 2,000,000 shares are not sold, prospective investors' funds may be held in escrow for as long as 120 days before they are returned by the escrow agent.

         If all 2,000,000 shares offered are sold, the gross proceeds of this offering will be $100,000 and the net proceeds will be $51,000. We expect expenses of the offering, including, but not limited to, accounting fees and legal fees, to be approximately $49,000.

         The first $ 49,000 raised will be used to pay offering expenses. The net proceeds will be utilized as follows:

         Amount raised:    $ 100,000

                      Allocation

Offering expenses                   $ 49,000
Payment of Consulting Fees          $  2,000
Exploration                         $ 33,000
Working capital                     $ 16,000

         The amount of money allocated for exploration is only an estimate. That is because we do not know how much will ultimately be needed for exploration. Indeed, our property was the subject of a geological report which recommends that we carry out a four phase program of exploration. See "Description of Property." At the close of this offering, subject to permissible weather conditions, we plan to continue the implementation of Phase I of the exploration program at a cost of approximately CAN $50,000 (approximately US$33,000). Phase II, contingent upon successful results from Phase I is estimated to cost CAN $150,000 (approximately US$100,000). Phase III, contingent upon successful results from Phase II is estimated to cost CAN $300,000 (approximately US$200,000). Phase IV, contingent upon successful results from Phase III is estimated to cost CAN $500,000 (approximately US$333,333).

         Although we have sufficient cash on hand to satisfy our operation expenses over the next twelve months, we do not have sufficient capital to implement Phase II of our exploration program in its entirety. We must sell all of the shares offered in order to do so.

         If successful results are obtained from Phase I, we will implement Phase II of the program subject to our ability to secure additional financing to cover the costs of that Phase. Likewise, if successful results are obtained from the remaining phases, we currently intend to implement the latter phases. If we are successful in implementing the entire exploration program, we may sell or develop the property either alone or in conjunction with others.

         While we currently intend to use the proceeds of this offering substantially in the manner listed above, we reserve the right to reassess and reassign the use if, successful results are not obtained from any phase of the exploration program, or if for any reason in the judgment of our board of directors, changes are necessary or advisable. At present, no material changes are contemplated. Should there be any material changes in the above projected use of proceeds in connection with this offering, we will issue an amended prospectus reflecting the same.

         It may be necessary for us to incur some administrative costs for preparation and filings of periodic reports with the Securities and Exchange Commission, the amount of which is not expected to be more than $10,000 through June 30, 2002. It is expected that these costs would be paid from existing working capital. We expect to keep any proceeds not utilized for these purposes in a working capital reserve.

         In the event that we are unable to sell all of the shares offered in this offering and it is terminated, we will attempt to extend the deadlines under the French Claim Property Option Agreement and will seek other sources of financing. See "Description of Property."

         Except as described in this prospectus, no portion of the proceeds of the offering will be paid to officers, directors and/or their affiliates or associates.

                    ARBITRARY DETERMINATION OF OFFERING PRICE

         There is no trading market for our shares. The initial offering price of $0.05 per share has been arbitrarily determined by us, and bears no relationship whatsoever to our assets, earnings, book value or any other objective standard of value. Among the factors considered by us in determining the initial offering price were:

*        The lack of trading market
*        The proceeds to be raised by the offering
* The amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders

         As the offering price of our shares has been arbitrarily determined, the stock's valuation, if a market were to develop, may be deemed to be significantly lower than the price you pay for the shares in this offering.

         We have not declared, and do not foresee declaring, any dividends now or into the foreseeable future.

                                    DILUTION

         The difference between the public offering price per share and the pro forma net tangible book value per share of our Common Stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value (total tangible assets less total liabilities) by the number of outstanding shares of Common Stock. Dilution arises mainly from the arbitrary decision by a company as to the offering price per share. Dilution of the value of the shares purchased by the public in this offering will also be due, in part, to the lower book value of the shares presently outstanding, and in part, to expenses incurred in connection with the public offering.

         Net tangible book value is the net tangible assets of a company (total assets less total liabilities and intangible assets; please refer to "Financial Statements"). At September 30, 2001, we had a net tangible book value of $3,458 or $.000 per share.

         The following table illustrates the dilution on a per share basis based upon the book value as at September 30, 2001 and the receipt by us of the proceeds from the sale of the 2,000,000 shares:

Initial public offering price                                              $.050
Pro forma net tangible book value at September 30, 2001                     .000
Increase in pro forma net tangible book value attributed to new investors   .004
Adjusted pro forma net tangible book value after offering                   .004
Dilution to new investors                                                   .046

         After giving effect to the sale of the 2,000,000 shares being offered at an initial public offering price of $0.05 per share and after deducting estimated expenses of this offering ($49,000), our adjusted net tangible book value at September 30, 2001 after the offering would have been $52,458 or $0.004 per share, representing an immediate increase in net tangible book value of $0.004 per share to the existing shareholders and an immediate dilution of $0.046 or 92% per share to new investors.

         The following table sets forth, on a pro forma basis as of September 30, 2001, with respect to our existing stockholders and new investors, a comparison of the number of shares of common stock we issued, percentage ownership of those shares, the total consideration paid, the percentage of consideration paid and the average per share.



                                      Shares Purchased               Total Consideration
                                   -----------------------        ------------------------
                                   Average                                                          Average
                                   Number       Percentage        Amount        Percentage      Price per Share
                                   ------       ----------        ------        ----------      ---------------

Existing shareholders           10,151,400        84.0%          $88,500          47.0%             $ .01
New investors                    2,000,000        16.0%          100,000          53.0%             $ .05
                                 ---------        -----          -------          -----
Total                           12,151,400       100.0%         $188,500         100.0%
                                ==========       ======         ========         ======


                              PLAN OF DISTRIBUTION

         We offer the right to subscribe for 2,000,000 shares at $.05 per share. The minimum number of shares you can purchase is 50,000. We propose to offer the shares directly on an all or none basis. Therefore, all 2,000,000 shares must be sold before the offering can be completed. The offering will be for a period of 120 days from the date of this prospectus unless terminated by us sooner.

         The proceeds of the offering will be held in a non-interest bearing escrow account until all 2,000,000 shares are sold or the offering is terminated. Therefore, subscribers' funds may be held in escrow for up to 120 days before they are returned by the escrow agent. No funds will be returned to the subscribers once all shares offered have been sold and the subscriptions have been accepted by us.

         No compensation is to be paid to any person for the offer and sale of the shares. We will sell the shares in this offering through our president and directors, Michael Mitsiadis, David Mallo and Douglas Turnbull, who will distribute prospectuses related to this offering.

We estimate that approximately 100 Prospectuses will be distributed by them. They intend to distribute Prospectuses to acquaintances, friends and business associates.

         Although each of our directors and officers is an associated person of our company as that term is defined in Rule 3a4-1 under the Exchange Act, they will deemed not to be a broker for the following reasons:

* They are not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of our securities.
* They will not be compensated for their participation in the sale of our securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities.
* They are not associated persons of a broker or dealers at the time of their participation in the sale of our securities.
*        They meet all of the following conditions:
         * The associated persons primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on our behalf otherwise than in connection with transactions in securities; and
         * The associated person was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
         * The associated person does not participate in selling an offering of securities for any other issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii) of Rule 3a4-1 under the Exchange Act.

         As of the date of this prospectus, no broker has been retained by us for the sale of shares being offered. In the event a broker who may be deemed an underwriter is retained by us, an amendment to our registration statement will be filed.

Method of Subscribing

         You may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date, to us. The subscription price of $.05 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of Eiseman Levine Lehrhaupt Kakoyiannis, P.C., as Escrow Agent. and delivered to us. We reserve the right to reject any subscription in whole or in part in our sole discretion for any reason whatsoever notwithstanding the tender of payment at any time prior to our acceptance of the subscriptions received.

         Under our escrow agreement, unless our escrow agent receives written notice from us by the date on which the offering period is terminated setting forth that all shares offered by us have been sold, all funds held in escrow will be returned to the respective investors within five business days following the termination of the offering period. The offering proceeds will be forwarded to us only upon receipt by the escrow agent, on or prior to the date on which the offering period is terminated, of our written notice that all of the shares offered were sold.

Expiration Date

         This offering will expire on __________________, 2002, 120 days from the date of this prospectus, unless concluded by us on an earlier date as we may deem appropriate.

                                LEGAL PROCEEDINGS

         Neither we nor our property is a party to any planned or pending material legal proceeding.

          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

         Our director(s), executive officer(s) and other key employees, and their ages, as of January 31, 2002 are as follows:

Name               Age      Positions held with the Company     Since
----               ---      -------------------------------     -----
Michael Mitsiadis  44       President and Director              January 24, 2000
David Mallo        42       Secretary and Director              August 1, 2001
Douglas Turnbull   38       Director                            August 1, 2001

         The backgrounds and business experience of our directors, executive officers and significant employees during the past five years are as follows:

         Since 1997 Michael Mitsiadis has served as the corporate finance officer for the Georgian Group, a private corporate management and administration firm, where he has been involved in mergers and acquisitions and venture capital transactions. Since January 24, 2000, Mr. Mitsiadis has also served as our President and director. From May 1998 through November 1999, Mr. Mitsiadis served as President and Director of Peppermill Capital Corporation, a mineral resource company. Prior to 1997, Mr. Mitsiadis worked as a commercial and residential realtor.

         David Mallo has served as Secretary and a director of our Company since August 1, 2001. From July 1, 2000 to present, Mr. Mallo has worked as a consulting geologist, primarily for Madison Enterprises Corp., a British Columbia public company in the mineral exploration business. From 1993 through 2000, Mr. Mallo was Vice President of Exploration for Adrian Resources Ltd, a British Columbia corporation. Mr. Mallo also serves as a director of Hyperion Resources Corp. and Lund Venture Ltd. Both Hyperion Resources Corp. and Lund Venture Ltd. trade on the Canadian Venture Exchange under the symbols HYP and LUV, respectively. Each of Madison Enterprises, Ltd., Adrian Resources Ltd., Hyperion Resources Corp., and Lund Venture Ltd. are in the business of exploring for natural resources.

         Douglas Turnbull has served as our director since August 1, 2001. Mr. Turnbull is a consulting geologist. His company, Lakehead Geological Services, Inc., a British Columbia corporation, provides geological consulting services for a number of Canadian private and public companies including Adrian Resources Ltd., Buffalo Diamonds Ltd., Madison

Enterprises Ltd. and Oromin Exploration Ltd. Mr. Turnbull has been the
President of Lakehead Geological Services, Inc. since 1992. Mr. Turnbull became the director of Fresco Developments Ltd. on November 8, 1999 and a director of Buffalo Diamonds Ltd. on June 21, 2001. Each of Adrian Resources Ltd., Madison Enterprises Ltd., Oromin Exploration Ltd., Fresco Developments Ltd. and Buffalo Diamonds Ltd. are in the business of exploring for natural resources. Both Fresco Developments Ltd. and Buffalo Diamonds Ltd. trade on the Canadian Venture Exchange under the symbols FDP and YBU, respectively.

         There are no family relationships among our directors, executive officers or persons nominated or chosen by us to become directors or executive officers. Each of our directors and officers shall serve for a term of one year or until his successor is duly elected and qualified.

         During the past five years, none of our directors, executive officers, promoters or control persons have been:

         (a) the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

         (b) convicted in a criminal proceeding or is subject to a pending criminal proceeding
                  (excluding traffic violations and other minor offenses);

         (c) subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

         (d) found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following lists as of January 31, 2002 the beneficial ownership of common stock of each person known to us who owns more than 5% of our issued and outstanding common stock and of our directors and executive officers.

Name and address* of                Amount and Nature               Percent of
Beneficial Owner                    of Beneficial Ownership           Class
-------------------------          ----------------------------       -----
Michael Mitsiadis                      4,018,500 (1)(2)               39.6%

David Mallo                                 0                           0%

Douglas Turnbull                            0                           0%

All directors, executive officers
and significant employees as a
group (3 persons)                      4,018,500                      39.6%

         * Unless otherwise referenced, the address for each of the above mentioned parties is c/o Global-Tech Capital Corp., P. O. Box 84037, Burnaby, B.C. V5A 4T9, Canada.

(1)  Beneficial Ownership.
(2) Includes 4,000,000 shares registered in the name of Westar Capital Corp., a British Columbia corporation controlled by Mr. Mitsiadis; Includes 9,000 shares registered in the name of Greg Mitsiadis, Mr. Mitsiadis' son; Includes 9,000 shares registered in the name of Chris Mitsiadis, Mr. Mitsiadis' son; Includes 500 shares registered in the name of Nicholas Mitsiadis, Mr. Mitsiadis' son; Does not include 490,000 shares registered in the name of Nancy Mitsiadis, Mr. Mitsiadis' mother, as to which Mr. Mitsiadis disclaims any direct or beneficial interest; Does not include 9,000 shares registered in the name of Kimon Mitsiadis, Mr. Mitsiadis' father, as to which Mr. Mitsiadis disclaims any direct or beneficial interest; Does not include 475,000 shares registered in the name of Genie Kouris, Mr. Mitsiadis' sister, as to which Mr. Mitsiadis disclaims direct or beneficial interest.

                            DESCRIPTION OF SECURITIES

Common Stock

         We are authorized to issue 200,000,000 shares of common stock, $0.001 par value per share, of which 10,151,400 shares were issued and outstanding as of the date of this prospectus. Each outstanding share of common stock entitles the holder to one vote, either in person or by proxy, on all matters that may be voted upon by the owners of those shares at meetings of the stockholders.

         The holders of common stock (i) have equal rights to dividends from funds legally available for the payment of dividends, when, as and if declared by our board of directors; (ii) do not have preemptive, subscription or conversion rights, and (iii) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

         All shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to their ownership. Each shareholder of common stock is entitled to one vote per share with respect to all matters that are required by law to be submitted to shareholders. The holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of our directors if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

         The holders of a majority of the stock issued and outstanding and entitled to vote at a stockholders meeting constitute a quorum and must be present in person or represented by proxy in order to hold a meeting of stockholders. Notices of meetings of stockholders shall be in writing and signed by the President or Vice-President or the Secretary or an Assistant Secretary or by such other person or persons as the Directors shall designate. Such notice shall state the purpose or purposes for which the meeting is called and the time and the place, where it is to be held. A copy of such notice shall be either delivered personally to or shall be mailed, postage prepaid, to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before such meeting.

         Annual meetings of the stockholders shall be held on the anniversary date of incorporation each year if not a legal holiday and, if a legal holiday, then on the next secular day following, or at such other time as may be set by the Board of Directors from time to time, at which the stockholders shall elect by vote a Board of Directors and transact such other business as may properly be brought before the meeting.

         Special meetings of the stockholders, for any purpose or purposes, may be called by the President or the Secretary, by resolution of the Board of Directors or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

         Each share of common stock is entitled to share pro rata in dividends and distributions with respect to the common stock when, as and if declared by the board of directors from funds legally available for that purpose. No holder of any shares of common stock has any pre-emptive right to subscribe for any of our securities. All shares of common stock outstanding are fully paid and nonassessable.

Dividends

         We have not declared any dividends since inception, and have no present intention of paying any cash dividends on our common stock in the foreseeable future. The payment of dividends, if any, in the future, rests within the discretion of our board of directors and will depend, among other things, upon our earnings, our capital requirements and our financial condition, as well as other relevant facts.

Transfer Agent and Registrar

         Currently, the transfer agent and registrar for our common stock is the Nevada Agency & Trust Company, Suite 880, 50 West Liberty Street, Reno, Nevada, 89501.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

         There has been no trading market for our common stock. It is possible that a trading market will not develop. To date, neither we nor anyone acting on our behalf has taken any affirmative steps to retain or encourage any broker/dealer to act as a market maker for our common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between us or anyone acting on our behalf and any market maker regarding the participation of any market maker in the future trading market, if any, for our common stock.

         There are currently 37 holders of our outstanding common stock. The outstanding common stock was sold pursuant to Rule 504 of Regulation D and the terms of Regulation S.

         There are no outstanding options or warrants to purchase, or securities convertible into, our common equity.

         As of the date of this prospectus, of the 10,151,400 shares of our common stock issued and outstanding, 6,085,400 of our shares of common stock are immediately eligible for sale in the public market without restriction or further registration under the Securities Act of 1933, unless purchased by or issued to any "affiliate" of ours, as that term is defined in Rule 144 promulgated under the Securities Act of 1933, described below. All other outstanding shares of our common stock are "restricted securities" as that term is defined under Rule 144, in that those shares were issued in private transactions not involving a public offering and may not be sold in the absence of registration other than in accordance with Rule 144, 144(k) or 701 promulgated under the Securities Act of 1933 or another exemption from registration.

         Sales of substantial amounts of our common stock under Rule 144, this prospectus or otherwise could adversely affect the prevailing market price of our common stock and could impair our ability to raise capital through the future sale of our securities.

         No dividends have been paid on our common stock since our inception.

               LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         We believe that provisions of our Articles of Incorporation and bylaws will be useful to attract and retain qualified persons as directors and officers. Our Articles of Incorporation eliminates any personal liability of directors or officers to the Company or our stockholders for damages for breach of fiduciary duties as directors or officers except for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or the payment of dividends in violation of Nevada statutes. Our bylaws provide for the indemnification by us to the fullest extent permitted by the Nevada Corporation Law for officers and directors.

         Insofar as indemnification for liabilities arising under the Securities Act of 1993 may be permitted to our directors and officers under the provisions mentioned above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against those liabilities (other than our payment of expenses incurred or paid by a director or officer in the successful defense of any action, suit or proceeding) is asserted by a director or officer in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether the indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of that issue.

                                  LEGAL MATTERS

         The validity of the issuance of the common stock offered hereby has been passed upon for us by Eiseman Levine Lehrhaupt & Kakoyiannis, P.C., New York, New York.

                                     EXPERTS

         The financial statements of Global-Tech Corp. at June 30, 2001 and June 30, 2000 appearing in this prospectus and in the registration statement have been audited by Richard M. Prinzi, CPA, as described in his report regarding the financial statements appearing elsewhere in this registration statement, and are included in reliance upon that report given upon the authority of that firm as experts in auditing and accounting.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

         Our experts and counsel were not hired on a contingent basis, will not receive an interest in our company, nor were they a director, promoter, officer or employee of our company.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The following discussion of our plan of operation, financial condition and results of operations should be read in conjunction with the Consolidated Financial Statements and Notes to those financial statements included elsewhere in this prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including but not limited to, those discussed under "Risk Factors" and elsewhere in this prospectus.

PLAN OF OPERATION

         The property in which we hold a right to acquire an interest is considered in the exploration stage only. Therefore, we have not had revenues from operations since our inception and have no regular cash flow. We are, thus, dependent on raising funds through the issuance of our shares in order to undertake further exploration of our property, finance further acquisitions and meet general and administrative expenses in the long-term. It is possible that we will be unsuccessful in raising the required financings.

         Our property was the subject of a geological report which recommends that we carry out a four phase program of exploration. See "Description of Property." Phase I would consist of geological mapping of the entire property as well as prospecting and soil sampling, at an estimated cost of CAN $50,000 (approximately US$33,000). We have commenced Phase I of our exploration program and plan to complete Phase I of the exploration program within the next 12 months. In the event that Phase I is successful, we will carry out the next phase of the exploration program subject to our ability to secure additional financing to cover the costs of Phase II.

         Phase II would consist of detailed follow-up sampling of geochemical anomalies verified and/or detected during Phase I, trenching, geological trench mapping and 750 meters of diamond drilling, at an estimated cost of CAN $150,000 (approximately US $100,000). Due to weather conditions in the region in which the property is located, exploration work can only be performed for approximately four to five months out of the year. Therefore, even if Phase I is successful, it is unlikely that we will commence Phase II of our exploration program within the next 12 months. If we are able to commence Phase II, we will only conduct the initial follow-up sampling before our work is interrupted due to weather conditions.

         We expect our current cash reserves to satisfy our cash requirements for the next twelve months exclusive of any cash requirements associated with the implementation of our exploration program. Accordingly, we will not need to raise additional funds in the next twelve months unless we were to implement Phase II of our exploration program, in which case we would have to secure additional financing. See Liquidity and Capital Resources.

         We do not expect to purchase or sell any plants and/or significant equipment. We do not expect any significant changes in our number of employees.

RESULTS OF OPERATIONS

For the quarter ended September 30, 2001 and 2000

         For the quarter ended September 30, 2001, we had a net loss of $28,278 compared to a net loss of $32 for the quarter ended September 30, 2000, an increased loss of $28,257. The loss per share of $.000 for the quarter ending September 30, 2000 increased to $.003 per share for the quarter ended September 30, 2001. As we have not had any revenues from operations since our inception, the substantially increased loss for the quarter ended September 30, 2001 as compared to the quarter ended September 30, 2000 can be attributed to the fact that in the quarter ended September 30, 2000 we did not incur any realized loss on investments as compared to a realized loss on investment of $10,550 for the quarter ended September 30, 2001. In February 2001 and May 2001, we used a portion of our available cash and cash equivalents to purchase marketable equity securities that were listed on the NASD OTC-BB. As reflected in our financial statements, we realized a loss on our investments for the quarters ending June 30, 2001 and September 30, 2001 as the market value of the equity securities decreased. A portion of these securities were subsequently sold during the quarter ending December 31, 2001.

         In addition, we did not incur any legal and professional expenses for the quarter ended September 30, 2000 as compared to legal and professional expenses of $17,040 for the quarter ended September 30, 2001. During the quarter ending September 30, 2001, we incurred costs in connection with the preparation and filing of our initial public offering registration statement which included legal and accounting fees. In addition, all of our expenses associated with the refocus of our business efforts and our initial capitalization were incurred in the year ended June 30, 2000 and prior to the quarter ending September 30, 2000.

For the years ended June 30, 2001 and 2000

         For the year ended June 30, 2001, we had a net loss of $34,724 compared to a net loss of $21,305 for the year ended June 30, 2000, an increased loss of $13,419 or 63%. The loss per share of $.002 for the year ending June 30, 2000 increased to $.003 per share for the year ended June 30, 2001. As we have not had any revenues from operations since our inception, the increased loss for the year ended June 30, 2001 was comprised of the $17,289 realized loss on investments compared to $0 for the year ended June 30, 2000, as well as expenses totaling $17,445 for the year ended June 30, 2001 as compared to $21,305 for the year ended June 30, 2000.

         The major components of our expenses for the years ended June 30, 2001 and 2000 were office, legal and professional, bank charges as well as taxes and state fees. However, in the year ended June 30, 2001, we incurred an additional expense relating to our option contract of $3,268. In addition, although the office expenses increased by $277 from $25 for the year ended June 30, 2000 to $302 for the year ended June 30, 2001 and taxes and state fees increased by $1,085 from $210 for the year ended June 30, 2000 to $1,295 for the year ended June 30, 2001, the legal and professional expenses decreased by $8,500 from $21,000 for the year ended June 30, 2000 to $12,500 for the year ended June 30, 2001. This decrease of 41% in legal and professional expenses can be attributed to the fact that the expenses associated with the refocus of our business efforts and our initial capitalization were incurred in the year ended June 30, 2000.

LIQUIDITY AND CAPITAL RESOURCES

         To date, virtually all funding for our acquisition of and expenditures on our resource property and ongoing operations has come from the issuance of our common stock.

         We are in the exploration stage on our mineral property and therefore have no regular cash flow. We are, therefore, dependent on raising funds by the issuance of shares in order to finance further acquisitions, undertake the exploration program of our mineral property, and meet general and administrative expenses in the long-term. Our auditors have expressed a going concern uncertainty in their report stating that our property currently contains no proven reserves and that failure to locate ore reserves may adversely affect our economic viability. Moreover, even if the results of our explorations are encouraging, we will require additional funds through the sale of equity or debt securities, other borrowings or possibly a joint venture to further explore the property.

         We have no commitment to sell all of the shares offered in this offering. If we are not successful in completing this offering, it is unlikely that we will be able to pursue continued exploration absent our ability to raise additional capital. We plan to raise additional capital, if necessary, through private placements and/or borrowings, although we have no currently identified and available sources of funds. We cannot assure you that we will be successful in raising the required financing.

         If we are successful in selling all of the shares offered in this offering and we proceed with our exploration program, based on our cost projections, we expect our current cash reserves and the proceeds from this offering to satisfy our cash requirements for the next 18 months. At the end of such time, we will make a determination as to our future plans after assessing the continued viability of our exploration project based on our ability to raise additional funds and the results of the exploration on our property through such time.

         Since we are solely involved in the exploration and evaluation of our one mineral property, it is the opinion of management that the most meaningful financial information relates primarily to current liquidity and solvency. As at September 30, 2001, we had a working capital of $3,458. As at June 30, 2001, we had working capital of $31,736. We had no bank loans as at September 30, 2001 or as at June 30, 2001. Our future financial success will be dependent on the success of our exploration program. Such exploration may take years to complete and future cash flows, if any, are difficult to determine with any certainty. The realization value of any mineralization discovered by us is largely dependent on factors beyond our control such as the market value of the metals produced, mining regulations in Canada and foreign exchange rates.

         We presently have no producing properties, and our material property contains no known mineral reserves; the limited activities on such property to date have been exploratory in nature. Except as disclosed herein, we do not possess reliable information concerning the history of previous operations including the names of previous operators, if any, on our property.

         Our capital commitments for the next twelve months consist of the expenses associated with the completion of Phase I of our exploration program, estimated to be $33,000, and the payment due under our French Claim Option Agreement of CAN $5,000 (approximately US $3,300) due five business days after our receipt from the SEC of written notice that our registration statement on Form SB-2 has become effective. If successful results are obtained from Phase I and we feel it is warranted, we will implement Phase II of the exploration program, which is expected to last 4 months and is estimated to cost CAN $150,000 (approximately US$100,000) in its entirety. If Phase II is commenced within the next 12 months (which is unlikely due to the weather conditions in the region in which the property is located), our capital commitment for the next twelve months will also include those expenses of Phase II that will be incurred within the next twelve months, estimated to be $27,000. We expect that our existing capital requirements arising from the evaluation of our existing mineral property and the further fulfillment of our exploration program will be met from the proceeds raised in this offering, if any, as well as future equity financings and/or borrowings. However, we do not have any currently identified and available sources of funds.

                      BUSINESS AND DESCRIPTION OF PROPERTY

Overview

         We were incorporated under the laws of Nevada on July 21, 1998 for the purposes of developing and marketing products designed to improve visibility at night under various circumstances. Not being able to implement our business plan, we refocused our business activities in 2000 and are engaged in the location, acquisition and exploration of mineral resource properties in and around the Omineca mining region of British Columbia, Canada. The mineral property in which we have a right to acquire an interest is currently in the exploration stage. Our primary objective is to explore the French claim Property. Our secondary objective is to locate, evaluate and acquire other mineral properties, primarily in the British Columbia region and, to finance their exploration either through equity financing, by way of joint venture or option agreements or through a combination of both.

         Although we are actively reviewing the acquisition of additional claims, our primary focus is the initiation of the exploration programs on the French Claim Property. See "Description of Property."

Competitive Factors

         We compete with other exploration companies looking for copper. We are one of the smallest exploration companies in existence. We are an infinitely small participant in the copper mining market. While we compete with other exploration companies, there is no competition for the exploration or removal or mineral from our property. Readily available markets exist in Canada and around the world for the sale of copper. Therefore, we will be able to sell any copper that we are able to recover.

Environmental Regulation

         All phases of our operations in Canada are subject to environmental regulations. Environmental legislation in Canada is evolving in a manner which may require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees.

         Although compliance with such laws is not presently a significant factor in our operations, it is possible that compliance with future changes in environmental regulation, if any, will adversely affect our operations. See "Risk Factors."

         1. Federal Environmental Regulation

         Under the Canadian Constitution Act of 1983, the federal and provincial governments have discrete areas of jurisdiction. For the most part, responsibility for the environment is a matter which falls under provincial, not federal, jurisdiction. As a result, federal legislation and regulations do not materially affect the Company's operations.

         The Canadian federal government does have an environmental assessment process in place embodied in the Canadian Environmental Assessment Act. However, a project will fall under the federal government's jurisdiction and be subject to Canadian Environmental Assessment Act only if the federal government is:

         1. involved in the project as a proponent; or
         2. providing financial assistance to the project; or
         3. involved in the project as vendor of land; or
         4. involved in the project as a regulator of the project under a provision listed in federal regulations.

         None of these four situations apply to our operations and we do not expect to be subject to Canadian Environmental Assessment Act.

         2.       Provincial Environmental Regulation

         There are a number of provincial acts and regulations set forth below (together with the Environmental Assessment Act and Regulations and other provincial acts herein referred to as the "Provincial Laws") which we will or may be required to comply with in some way. These are not expected to materially affect our operations, except as indicated below.

         Pursuant to the requirements of the Provincial Laws, we must provide prior notice and a description of the planned exploration work before the commencement of the work.

         Work which involves mechanized activities such as drilling, trenching, heavy mineral studies, airborne geophysical surveys, extensive use of off road vehicles, establishment of a camp or other activities capable of causing ground disturbance, water quality impairments or disruption to wildlife or wildlife habitat, cannot commence until the plan has been reviewed by the Department of Natural Resources and an Exploration Approval issued, on such terms and conditions deemed necessary and prescribed by the Minister.

         We do not believe that compliance with the Provincial Laws will have a material adverse impact on our operations nor do we anticipate any difficulty in obtaining approval from provincial authorities to commence mining operations if and when warranted. In the event provincial approval is not granted, we may be precluded from carrying on our mining operations.

Regulations

         Our mineral exploration program is subject to the Canadian Mineral Tenure Act Regulation. This act sets forth rules for

         *  locating claims
         *  posting claims
         *  working claims
         *  reporting work performed

         We are also subject to the British Columbia Mineral Exploration Code which tells us how and where we can explore for minerals. We must comply with these laws to operate our business. Compliance with these rules and regulations will not adversely affect our operations.

Environmental Law

         We are also subject to the Health, Safety and Reclamation Code for Mines in British Columbia. This code deals with environmental matters relating to the exploration and development of mining properties. Its goals are to protect the environment through a series of regulations affecting:

        1.       Health and Safety
        2.       Archaeological Sites
        3.       Exploration Access

         We are responsible for providing a safe working environment, not disrupting archaeological sites, and conducting our activities to prevent unnecessary damage to the property.

         No permits will be required to carry the recommended Phase I work program on the French Claim Property. Phase II of our exploration program, contingent upon successful results in Phase I, will require a work permit from the Province of British Columbia, which we will obtain upon making a decision to proceed with Phase II. If development of our property is warranted in the future, we will file final plans of operation before we begin any mining operations.

         We anticipate no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Restoration of the disturbed land will be completed according to law. All holes, pits and shafts will be sealed upon abandonment of the property. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of our proposed activities cannot be determined until we start our operations and know what that will involve from an environmental standpoint.

         We are in compliance with the act and will continue to comply with the act in the future. We believe that compliance with the act will not adversely affect our business operations in the future.

         We have never undergone bankruptcy, receivership, or similar proceeding.

Employees

         As of the date of this Prospectus, we employ one full time employee.

Description of Property

French Claim Property, British Columbia
---------------------------------------

Title

          The French Claim Property is comprised of mineral claim number 374997 located in the Omineca Mining Division of the Province of British Columbia. Under the terms of the French Claim Property Option Agreement dated May 10, 2001 (the "Agreement") with Robin Day and Valley Gold Ltd. ("Valley Gold"), we were granted an option to acquire a 100% interest in the French Claim Property, that option to be exercisable by us:

         (a)  paying to Valley Gold CAN$10,000 cash to be paid as follows:

                  (i) CAN$5,000 on the execution of the Agreement (which amount has been paid);

                  (ii) CAN$5,000 on the date that is five (5) business days after the receipt by us of written confirmation from the U.S. Securities and Exchange Commission that our registration statement under the Securities Act of 1933 has become effective (the "Approval Date");

                  (iii) CAN$15,000 on or before the first anniversary of the Approval Date;

                  (iv) CAN$25,000 on or before the second anniversary of the Approval Date;

                  (v) CAN$47,500 on or before the third anniversary of the Approval Date;

         (b) issuing to Valley Gold 10,000 of our common shares on or before the Approval Date;

         (c) paying or issuing to Valley Gold, either cash or our common shares or any combination thereof as determined by us at our sole discretion, as follows:

                  (i) cash or our common shares having a value of CAN$15,000 on or before the first anniversary of the Approval Date;

                  (ii) cash or our common shares having a value of CAN$25,000 on or before the second anniversary of the Approval Date;

                  (iii) cash or our common shares having a value of CAN$47,500 on or before the third anniversary of the Approval Date; and

         (d) incurring Expenditures of not less than CAN$1,000,000 on or before the fourth anniversary of the Approval Date, of which not less than CAN$50,000 must be incurred on or before the first anniversary of the Approval Date, not less than CAN$200,000, in the aggregate, must be incurred on or before the second anniversary of the Approval Date and of which not less than CAN$500,000, in the aggregate, must be incurred on or before the third anniversary of the Approval Date.

         The value of our shares which might be issued under paragraph (c) above will be determined by the average closing price for our common shares on any recognized stock exchange or quotation system on which our common shares may be listed for the thirty trading days prior to the particular anniversary of the Approval Date for the period in which such common shares might be issued. As additional consideration for the grant of the option, the parties agree that Valley Gold will receive a royalty equal to two percent (2%) of Net Smelter Returns.

Location, Access & Physiography

        The French Claim Property is located about 60 kilometers north-northeast of Smithers, British Columbia, at approximately 55 degrees 22'47''N and 126 degrees 54'01''W. It covers a five square kilometer area centered on Minfile 093M 014 - (SNOW), and overlaps the eastern two thirds of the former RCM-1 Claim. Access is from Smithers by truck to a nearby logging block and by helicopter to the 5,500 foot level. At present, there is no underground or surface plant or equipment on the French Claim Property. The French Claim Property is situated less than three kilometers west of the 6,600 foot French Peak. The property area is covered mostly by alpine plateau meadows and treed creek valleys. The plateau is covered by shallow overburden and frost heave boulders.

Exploration History

         Prospecting and limited follow-up exploration work was undertaken on the French Claim Property over a twenty year period by Mastodon-Highland Bell Mines Ltd. (AMHB@) (1966-1969), Silver Standard Mines Ltd. (ASSM@) (1970-1971) and Ryan Exploration Company (ARyan@) (1984-1985).

         Exploration work carried out by MHB included prospecting, geochemical and geophysical surveys (ground magnetic and induced polarization), bulldozer trenching, geological mapping and rock sampling in a search for favourable mineralized targets to drill. Available data from this work is very limited.

         SSM conducted an additional soil geochemical survey and drilled five holes totalling 1,505 feet. Soil and trench sample results yielded broad copper anomalies (contoured at >100 ppm, >400 ppm and >1,000 ppm intervals) especially in the area of previous trenching activity.

         The drilling was undertaken by SSM in the trench area, west of the strong copper plus molybdenum-silver anomaly, partially coincident with magnetic and chargeability geophysical anomalies identified previously by MHB. The trench area is located near the porphyry-hornfels geologic contact area. The drill core was systematically sampled, predominantly across ten foot interval lengths.

         Drill holes 1 to 4 cut pyrite-sericite feldspar porphyry, with moderate to strong argillic alteration, closely to moderately spaced pyrite fractures, and local chalcopyrite stringers +/- sphalerite. Molybdenite and tetrahedrite were noted in places.

         Drill hole 5 intersected slightly magnetic, pyritic hornfels-fragmental volcanics in contact with quartz feldspar porphyry. Both units were described as exhibiting moderate argillic alteration, moderate sericitization, 2-5% pyrite, and 20-30 pyrite fractures or stringers per foot.

         Drill core assays from the five holes average around 0.1% copper with 0.02% molybdenum. The most noteworthy copper mineralization intersected during the drilling program was a 97 foot interval of 0.2% copper at the top of hole 3, in altered porphyry. Included within this section are two 10 foot intervals of 0.29% copper beginning at 40 feet and 60 feet, and a 10 foot interval of 0.44% copper beginning at 70 feet. Below this 97 foot section is a 30 foot interval of bleached hornfels in fault contact, which returned 0.13% copper.

         In 1985, Ryan collected a total of 65 rock samples. Despite leaching of oxidized outcrops, trench rocks yielded 13 anomalous copper values above 400 ppm, the top five ranging from 0.11 to 0.48% copper. The anomalous copper values from the rock sampling are distributed throughout the trench area of the property. A total of 234 soil samples (+/- rock chip fines) were also collected by Ryan along the trenches at 20 meter intervals, and along a widely spaced grid (400 meter by 500 meter line spacing with 100 meter sample stations) designed to further define previous operators results.

         Trench soil copper values commonly range from 150-400 ppm, and 22 samples yielded 0.1% - 0.24% copper. The soil grid sampling was too widely spaced for valid interpretation of the results but showed that the area is geochemically responsive.

Exploration - Recent Results

         A recent work program carried out in the summer of 2000 by Valley Gold Ltd., one of the optionors of the French Claim Property, included widely spaced soil trench sampling designed to provide verification of historical results. The soil sampling results confirm the values obtained by previous operators on the Property. In addition to the soil sampling efforts, a suite of eighteen rock samples ( thirteen porphyry and five hornfels samples) were collected for petrological study, whole rock geochemistry and ICP analytical work.

Regional and Local Geology

         The French Peak plutonic complex is located within the Stikine Terrane of the Intermontane geomorphological belt, on the north flank of the Skeena Arch, west-central British Columbia, Canada. The French Peak complex is classified as Late Cretaceous (Bulkley age). Bulkley intrusions are distributed along a 50 kilometer-wide belt parallel to the regional north to northwest lithostructural trend. Within this belt are clusters of porphyry copper and copper-molybdenum (+/- gold) deposits and prospects, notably north to northeast of Smithers in the vicinity of French Peak.

         The intrusive complex is contained within a positive airborne magnetic area with a 10 kilometer north/south axis, overlies the southernmost of three hydrothermal centres within this axis and has been subjected to complex block faulting, dominated by north-south regional faults.

         In the area of the French Claim Property, a sedimentary sequence comprising shale, mudstone, siltstone and conglomerate, was intruded by a Bulkley intrusive complex and metamorphosed to the present hornfels stratigraphy. The intrusive complex consists predominantly of quartz monzonite to granodiorite compositional porphyries. The rocks in the area are reportedly highly altered and oxidized, with ubiquitous boxwork and vuggy gossans. Alteration types include various intensities of phyllic, propylitic, K-silicate, and argillic. Phyllic alteration (sericite-quartz-pyrite) has affected the majority of the porphyry bodies in the trenched area of the Property. Copper mineralization, identified to date, is interpreted to be a late occurring event and accompanied by phyllic alteration.

         Field observations suggest increasing alteration in the porphyry is associated with increasing sulphides and stockwork veining. Millimetric, grey-white, quartz pseudo-stockwork to stockwork veins host pyrite (average 2-5%, up to 20%), with chalcopyrite, galena, sphalerite and arsenopyrite noted locally. The presence of tetrahedrite has also been reported, as well as argentiferous massive pyrite veins.

Proposed Exploration

         The French Claim Property is the subject of a compilation report dated May, 2001 by Z.G. Arias, M.Sc., consulting geologist, which reviews all available data respecting the French Claim Property. A primary conclusion of Ms. Arias' report is that the copper-molybdenum-silver soil anomaly which extends upslope and to the east of west-inclined drill holes, was not adequately tested. In addition, exploration results to date warrant further geological, geochemical and geophysical work toward the delineation of drill targets to test for a low-grade to medium-grade, bulk tonnage, porphyry copper deposit. Previous exploration results and detailed interpretive work suggests that much of the porphyry mineralization has been preserved at minimal depth below surface and not subjected to erosional activity, often accompanying similar deposits throughout this region.

         Ms. Arias' report recommends that we carry out a four phase program of exploration of the French Claim Property. Phase I will consist of geological mapping of the entire property together with prospecting and soil sampling, at an estimated cost of CAN$50,000 (approximately US$33,000). Phase II, contingent upon successful results from Phase I, would consist of detailed follow-up sampling of geochemical anomalies verified and/or detected during Phase I, trenching, geological trench mapping and 750 meters of diamond drilling, at an estimated cost of CAN$150,000 (approximately US$100,000). Phase III, contingent upon successful results from Phase II, would consist of 2,500 meters of diamond drilling, at an estimated cost of CAN$300,000 (approximately US$198,000). Phase IV, contingent upon successful results from Phase III, would consist of 4,000 metres of diamond drilling, at an estimated cost of CAN$500,000 (approximately US$330,000).

         Despite the foregoing, the French Claim property is without known reserves and the proposed program is exploratory in nature.

         We do not have any policies or limitations in connection with investment in real estate, interests in real estate, or investment in real estate mortgages.

Leasehold and Equipment

            We currently occupy space rent-free in the residence of Mr. Mitsiadis, our President, on a month-to-month basis and are provided with access to telephone, fax and copy services without cost on equipment owned by Mr. Mitsiadis at an estimated value of CAN$100 (approximately US$66) per month. We expect to continue to utilize this space until the time when our operations require the hiring of additional personnel. We believe that the value estimated for the use of the space and equipment is comparable to rates payable to third parties negotiated at arms length for comparable space. We will not reimburse Mr. Mitsiadis for the use of this space and equipment. Therefore, due to the immaterial amount, no disclosure has been made in the financial statements.

                             EXECUTIVE COMPENSATION

         The following summary compensation table reflects all compensation awarded to, earned by, or paid to our Chief Executive Officer and president and our other executive officers who were serving as our executive officers as of the end our last completed fiscal year for all services rendered to us in all capacities during each of the years ended June 30, 1999, 2000 and 2001.

--------------------------------------------------------------------------------
                                Summary Compensation Table
--------------------------------------------------------------------------------
------------------------------------- -------- ---------- -------- -------------
                                                                     All Annual
     Name and Principal Position       Year       Salary    Bonus   Compensation
     ---------------------------       ----       ------    -----   ------------
                                                                          (**)
------------------------------------- -------- ---------- -------- -------------
------------------------------------- -------- ---------- -------- -------------
Michael Mitsiadis                      1999    $ 0        $ 0      $ 0
President                              2000    $ 0        $ 0      $ 0
                                       2001    $ 0        $ 0      $ 0
------------------------------------- -------- ---------- -------- -------------
------------------------------------- -------- ---------- -------- -------------
David Mallo                            1999    $ 0        $ 0      $ 0
Secretary, director                    2000    $ 0        $ 0      $ 0
                                       2001    $ 0        $ 0      $ 0

------------------------------------- -------- ---------- -------- -------------

Directors' Compensation

         Except for our arrangement with David Mallo, under which he is compensated for the provision of geological consulting services on a project by project basis, we have no arrangements, standard or otherwise, pursuant to which directors are compensated by us for their services in their capacity as directors, or for committee participation, involvements in special assignments or for services as consultant or expert. Mr. Mallo's fees are negotiated on a project by project basis. Upon completion of this offering, Mr. Mallo will receive CAN$3,000 (approximately $2,000) for consulting services rendered to us with respect to Phase I of our exploration program.

         None of our directors have received any manner of compensation for services provided in their capacity as directors during our most recently completed financial year.

Employment and Severance Agreement

         There are no employment contracts or agreements between us and our officers.

         We do not have any employee stock option or other incentive plans.

         We do not have any compensatory plan or arrangement which will result from the resignation, retirement or other termination of employment of any directors or executive officers or from a change of our control, or a change in any of their responsibilities following a change of control.

                    WHERE YOU CAN FIND ADDITIONAL INFORMATION

         We have filed with the Securities and Exchange Commission a registration statement on Form SB-2. This prospectus, which is a part of the registration statement, does not contain all of the information included in the registration statement. Some information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this prospectus to any of our contracts, agreements or other documents, those references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

         Our registration statement and other filings with the Securities and Exchange Commission can be reviewed by accessing the Securities and Exchange Commission's Internet site at http://www.sec.gov, which contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission.

         We intend to send an annual report, including audited financial statements, to our shareholders. We will also file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the Securities and Exchange Commission.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         There have been no transactions during the last two years, or proposed transactions, to which we were or are a party in which any of our directors, officers, shareholders owning more than 5% of our securities or members of their family had or have a material interest.

         Michael Mitsiadis is our sole promoter. Westar Capital Corp, a corporation controlled by Mr. Mitsiadis, purchased 4,000,000 shares of our common stock in consideration for payment to us of $0.001 per share.

           CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING
                            AND FINANCIAL DISCLOSURE

         Our previous auditor, Barry L. Friedman, passed away on January 27, 2001. The auditor's report on our financial statements for either of the past two years did not contain an adverse opinion or disclaimer of opinion nor was it modified as to uncertainty, audit scope of accounting principles. There were no disagreement with the former auditor or any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.

         On June 22, 2001, we engaged Richard M. Prinzi, CPA to audit our financial statements for the years ended June 30, 2001 and June 30, 2000.

                                    GLOSSARY

         The following are definitions for the geologic or highly technical terms used in the mining industry and in this prospectus.


Argentiferous -       A descriptive term referring to a mineral that contains
                      silver as a component part.

Argillic -            A form of alteration  in which  certain  minerals of a
                      rock are converted to clay or a member of the clay mineral group.

Arseno pyrite -       A tin-white to steel gray colored mineral comprised of
                      iron, arsenic and sulphur. Often associated with lead and silver.

Chalcopyrite -        A bright  brassy-yellow  tetragonal  mineral comprised of
                      copper, iron and sulphur. Chalcopyrite often occurs in a massive form or commonly as disseminations within porphyry deposits. It is the primary copper ore.

Chargeability -       The primary unit of  measurement  of Induced  Polarization geophysical surveys relating to conductance ability of the tested material.

Galena - A bluish gray, cubic mineral which is the most important ore for lead. It is comprised of lead and sulphur.

Gossan - An iron-bearing, weathered material overlying sulphide occurrences resulting from the oxidation of sulphides and leaching out of metallic minerals.

Granodiorite -        A coarse grained plutonic  (intrusive) rock of
                      intermediate composition (equal or near equal) mafic and felsic mineral components.

Hornfels -            A fine  grained  rock  composed of a mosaic of
                      equidimensional grains typically formed as a result of contact metamorphic processes.

Hydrothermal -        Alteration resulting from interaction of minerals with hot water, most often at depth.

ICP - An analytical method for defining geochemical levels of concentration for various metals and elements.

Induced Polarization -A geophysical method utilized to measure  conductance of a material subjected to an introduced (induced) charge.

Lithostructural -     An assemblage of rocks that is unified on the basis of
                      similar structural features, or origins.

Molybdenite -         A lead-gray hexagonal mineral,  commonly found
                      disseminated within a porphyry. It is the primary ore of molybdenum and comprised of molybdenum and sulphur.

Petrologic -          Study of geology dealing with the origin, occurrence,
                      structure and history of rocks.

Phyllic -             A style of hydrothermal  alteration related to the removal of sodium, calcium and magnesium from the host units. A common type of alteration surrounding a central core zone of Potassic (K-silicate) alteration in porphyry base-metal deposits.

Porphyry -            An igneous rock of any  composition  which  contains
                      conspicuous phenocrysts (crystals) within a fine grained rock. Porphyry deposits, large scale disseminated mineralization, occur within such geologic hosts.

Propylitic -          Alteration suite comprising epidote,  chlorite and
                      carbonates resulting from low pressure and temperature influences. Often marginal to porphyry base-metal deposts.

Quartz Monzanite -    A plutonic  (intrusive) rock which is gradational  with
                      granodiorite and granite based on mineral ratios of composition.

Sphalerite -          A yellow, brown or black isometric mineral with a resinous surface appearance. It is the primary ore of zinc metal and is comprised of zinc, iron and sulphur.

Tetrahedrite -        A steel-gray to iron-black  isometric  mineral comprised
                      of copper, iron, antimony and sulphur and is a common ore of copper. It can contain zinc, lead, mercury, cobalt, nickel or silver as well and is often a common ore in silver deposits.

Whole Rock
Geochemistry -        An analytical  method which  evaluates  the original
                      compositional and alteration mineral assemblage constituents of rock samples.

                                    INDEX TO

                              FINANCIAL STATEMENTS
                   ------------------------------------------



                                    CONTENTS
                                   -----------



                                                                                                Page

Unaudited Financial Statements:

   Balance Sheet - September 30, 2001                                                            41

   Statement of Operations for the period July 21, 1998 (date of inception) through
   September 30, 2001, July 2001 to September 30, 2001 and July 1, 2000 through
   September 30, 2000                                                                            42

   Statement of Cash Flows for the period July 21, 1998 (Date of Inception) to
   September 30, 2001, July 1, 2001 to September 30, 2001 and July 1,
   2000 to September 30, 2000                                                                    43

   Notes to financial statements                                                                 44

Audited Financial statements:

Report of Independent Public Accountants                                                         48

   Balance Sheets - June 30, 2001 and June 30, 2000                                              49

   Statement of Operations for the period July 1, 2000 through June
   30, 2001, July 1, 1999 through June 30, 2000 and July 21, 1998 (date of
   inception) through June 30, 2001                                                              50

   Statements of Changes in Shareholders' Equity for July 1, 2000 through
   June 30, 2001 and for the period July 21, 1998 (date of inception) through
   June 30, 2000                                                                                 51

   Statements of Cash Flows for the period July 1, 2000 through June 30, 2001,
   July 1, 1999 through June 30, 2000 and July 21, 1998 (date of inception) through
   June 30, 2001.                                                                                52

   Notes to financial statements                                                                 53


                        Global -Tech Capital Corp., Inc.
                          (A Development Stage Company)

                                  Balance Sheet

                                     Assets
                                                              Three months ended
                                                              September 30, 2001
                                                                  (unaudited)
                                                              ------------------
Current Assets:
     Cash & Cash Equivalents                                     $   7,548
     Investment in Equities                                          4,000
                                                              ------------------
          Total Current Assets                                      11,548

Other Assets:
     Intangible Assets                                                -
                                                              ------------------


          Total Assets                                           $  11,548
                                                              ==================

                      Liabilities And Shareholders' Equity

          Total Liabilities                                          8,090
                                                              ------------------

Shareholders' Equity:

   Common stock, $.001 par value, 200,000,000
shares authorized, 10,151,400 shares issued and
outstanding                                                      $  10,151

   Additional Paid in Capital                                       78,349
                                                              ------------------

          Total Stockholders' Equity                                88,500

Loss accumulated during the development stage                      (85,042)
                                                              ------------------

          Total Shareholders' Equity                                 3,458
                                                              ------------------

          Total Liabilities and Shareholders' Equity             $  11,548
                                                              ==================




                 See Accompanying Notes to Financial Statements

                        Global -Tech Capital Corp., Inc.
                          (A Development Stage Company)

                             Statement of Operations

                                                For the period
                                                 July 21, 1998           For the period            For the period
                                             (Date of Inception)          July 1, 2001              July 1, 2000
                                                 To September             To September             To September
                                                   30, 2001                 30, 2001                  30, 2000
                                                 (unaudited)              (unaudited)               (unaudited)
                                            ------------------------ -------------------------- ------------------
Income:

     Unrealized Loss on Investments         $     (27,839)           $     (10,550)               $       -

  Interest                                          10                      -                          -
                                            ------------------------ -------------------------- ------------------
          Total Income                            (27,829)                 (10,550)                       -

Expenses:
     Office                                           517                      191                        -
     Legal & Professional                          53,808                   17,040                        -
     Bank Charges                                     292                       77                         17
     Taxes & State Fees                             2,596                      420                         15
                                            ------------------------ -------------------------- -------------------
          Total Expenses                           57,213                   17,728                         32
                                            ------------------------ -------------------------- -------------------
Loss Accumulated During The
Exploration Stage                           $     (85,042)           $     (28,278)               $       (32)
                                            ======================== ========================== ===================
Loss per Common Share                       $      (.0084)           $      (.0028)               $    (.0000)
                                            ======================== ========================== ===================

Weighted Average of Common
Shares Outstanding                             10,151,400               10,151,400                 10,085,400
                                            ======================== ========================== ===================



                 See Accompanying Notes to Financial Statements

                        Global -Tech Capital Corp., Inc.
                          (A Development Stage Company)

                             Statement of Cash Flows

                                                                      For the period
                                                                       July 21, 1998
                                                                        (Date of            For the period           For the period
                                                                        Inception)            July 1, 2001             July 1, 2000
                                                                       To September           to September            to September
                                                                         30, 2001              30, 2001                  30, 2000
                                                                        (unaudited)           (unaudited)              (unaudited)
                                                                      --------------------------------------------------------------
  Cash Flows From Operating Activities:
       Loss Accumulated During
           the Exploration Stage                                       $  (76,952)            $  (20,188)              $     (32)
       Net (increase) decrease in Investment in                             4,000                  4,000                      -
            Equities                                                  --------------------------------------------------------------

           Net Cash Used in Operating Activities                          (80,952)               (24,188)                    (32)
                                                                      --------------------------------------------------------------
  Cash Flows From Investing Activities:
       Net (increase) decrease in Fixed Assets                                  -                  -                        -
                                                                      --------------------------------------------------------------

           Net Cash Used in Investing Activities                                -                  -                        -
                                                                      --------------------------------------------------------------

  Cash Flow From Financing Activities
       Proceeds from issuance of common stock                              88,500                  -                        -
                                                                      --------------------------------------------------------------

           Net Cash Provided By Financing Activities                       88,500                  -                        -
                                                                      --------------------------------------------------------------
  Net Increase in Cash:                                                     7,548               (24,188)                     (32)
                                                                      --------------------------------------------------------------
  Cash, beginning of period                                                    -                 31,736                      460
                                                                      --------------------------------------------------------------
  Cash, end of period                                                   $   7,548             $   7,548                   $  428
                                                                      ==============================================================

                 See Accompanying Notes to Financial Statements

                        Global -Tech Capital Corp., Inc.
                          (A Development Stage Company)

                           NOTES TO FINANCIAL STATEMENTS


NOTE 1. COMPANY INFORMATION

Global-Tech Capital Corp., ("The Company) was organized July 21, 1998, under the laws of the State of Nevada, as Global-Tech Capital Corp. The Company is currently in the exploration stage. Management has elected a June 30 year-end for the Company. The Company will be in the exploration stage until it raises the required capital and begins the development of the property.

The Company is an exploration stage company engaged in the location, acquisition, and exploration of a mineral resource property, the rights of which are currently held, and following the successful consummation of this offering intends to continue an exploration program of the property. The property currently contains no proven reserves and failure to locate ore reserves may adversely affect the economic viability of the Company. Even if the results of exploration are encouraging, the Company will require additional funds through the sale of equity or debt securities, other borrowings or possibly a joint venture to further explore the property. The Company intends to raise additional capital if the initial tests of the property are fruitful.

NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash & Cash Equivalents
For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments, with a maturity of three months or less.

Basis of Financial Statements
These financial statements are prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

Income Taxes
Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No.109, "Accounting for Income Taxes". Under this method, deferred income taxes are determined based on differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end, and are measured based on enacted tax rates and laws that will be in

                        Global -Tech Capital Corp., Inc.
                          (A Development Stage Company)

                           NOTES TO FINANCIAL STATEMENTS

Income Taxes (Continued)
effect when the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. No provision for income taxes is included in the statement due to its immaterial amount

Utilization of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net Income Per Common Share
Net income per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive.


NOTE 3.  CAPITAL STOCK
The Company is offering the right to subscribe for 2,000,000 shares at $.05 per share on an all or none basis. Therefore, all 2,000,000 shares must be sold before the offering can be completed. The shares will be sold through the President and Directors of the Company and no compensation is to be paid to any person for the offer and sale of the shares.

The Company's Certificate of Incorporation authorizes the issuance of 200,000,000 shares of common stock. The Company's Board of Directors has the power to issue any or all of the authorized but unissued common stock without stockholder approval. To the extent that additional shares of common stock are issued, dilution to the interest of the Company's stockholders participating in the Offering will occur.

There are presently outstanding 10,151,400 shares of the Company's Common Stock for which a relatively nominal consideration was paid. In contrast, the purchasers of the shares offered are providing the Company with $100,000 of funding. Purchasers of the shares will represent 16% of all Shares outstanding, although they will have provided the major portion of the Company's funding to date. The purchasers of the shares offered hereby would have no effective voice

                        Global -Tech Capital Corp., Inc.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS

NOTE 3.  CAPITAL STOCK (Continued)
in the Company's management and the Company would be controlled by the existing stockholders.

Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to holders of shares of the Company's Common Stock. Moreover, in the event such a liquidation were to occur all stockholders of the Company including those owning shares purchased privately at less than the public offering price, will receive the liquidated assets on a pro-rata basis (as opposed to being based on the amounts paid for such shares).

NOTE 4.  INCOME TAXES

The Company has available at June 30, 2001 and June 30, 2000, $56,764 and $22,040.33 of unused operating loss carry forwards that may be applied against future taxable income and expire in various years beginning 2019.

NOTE 5.  OPTION CONTRACT

The Company purchased an option to acquire a 100% interest in a mineral claim located in the Omineca Mining Division of the Province of British Columbia, exercisable by the Company. The option required an execution payment of $3,268 and a subsequent payment of $3,268 five business days after the receipt by the Company of written confirmation from the U.S. Securities and Exchange Commission that the Company's registration statement under the Securities Act of 1933 has become effective. Thereafter, the option renews annually at the discretion of the Company requiring annual payments and minimum expenditures by the Company.

Since a determination of the existence of a commercially viable mineral deposit has not been made, the amounts paid for the option have been expensed in the period paid.

NOTE 6.  INVESTMENTS


The Company's securities investments that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value on the balance sheet in current assets, with the change in fair value during the period included in earnings. For the quarter ending September 30, 2001, the Company's Investments in Equities decreased from $14,550 to $4,000 at September 30, 2001, resulting in an unrealized loss of $10,550.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To The Board of Directors Global-Tech Capital Corp.:

We have audited the accompanying balance sheets of Global-Tech Capital Corp. (a Nevada corporation in the Exploration stage) as of June 30, 2001 and June 30, 2000, and the related statements of operations, changes in shareholders' equity and cash flows for the periods from July 1, 2000 through June 30, 2001, July 1, 1999 to June 30, 2000 and July 21, 1998 (date of Inception) through June 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Global-Tech Capital Corp. as of June 30, 2001 and June 30, 2000, and the related statements of operations, changes in shareholders' equity and cash flows for the periods from July 1, 2000 through June 30, 2001 and July 1, 1999 to June 30, 2000 and July 21, 1998 (date of Inception) through June 30, 2001 in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note #1 to the financial statements, the Company has no established source of revenue. This raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note #1. The financial statements do not include any adjustments that might result from the outcome for this uncertainty.

As discussed in Note 7 to the financial statements the Company restated the financial statements as of June 30, 2001.

/s/ Richard M. Prinzi, Jr.

Staten Island, New York
July 16, 2001.

                        Global -Tech Capital Corp., Inc.
                         (An Exploration Stage Company)

                                  Balance Sheet

                                                 Assets
                                                               Restated
                                                               June 30,               June 30,
                                                                2001                    2000
                                                              --------------------------------------

Current Assets:
     Cash & Cash Equivalents                                  $   17,186           $       460
     Investment in Equities                                       14,550                     0

                                                              --------------------------------------


          Total Current Assets                                    31,736                   460

                                                              --------------------------------------


          Total Assets                                        $   31,736           $       460

                                                              ======================================


                                   Liabilities And Shareholders' Equity

          Total Liabilities                                           -                     -
                                                              --------------------------------------
Shareholders' Equity:
     Common stock, $.001 par value, 200,000,000 shares
       authorized, 10,151,400 shares issued and outstanding   $  10,151            $   10,085
     Additional Paid in Capital                                  78,349                12,415
                                                              --------------------------------------

          Total Stockholders' Equity                             88,500                22,500

Loss accumulated during the Exploration stage                   (56,764)              (22,040)
                                                              --------------------------------------

          Total Shareholders' Equity                             31,736                   460
                                                              --------------------------------------

          Total Liabilities and Shareholders' Equity          $  31,736            $      460
                                                              ======================================



                 See Accompanying Notes to Financial Statements

                        Global -Tech Capital Corp., Inc.
                         (An Exploration Stage Company)

                             Statement of Operations

                                                      For the period
                                                      July 21, 1998            For the period          For the period
                                                    (Date of Inception)        July 1, 2000              July 1, 1999
                                                          To June                 To June                  To June
                                                         30, 2001                30, 2001                 30, 2000
                                                     ----------------------------------------------------------------
Income:
     Unrealized Loss on Investments                  $     (17,289)              $  (17,289)                   -
     Interest                                                   10                       10                    -
                                                     ----------------------------------------------------------------

          Total Income                                     (17,279)                 (17,279)                   -

Expenses:
      Option Contract                                        3,268                    3,268
     Office                                                   326                       302                    25
     Legal & Professional                                   33,500                   12,500                21,000
     Bank Charges                                              215                       80                    70
     Taxes & State Fees                                      2,176                    1,295                   210
                                                     -----------------------------------------------------------------
          Total Expenses                                    39,485                   17,445                21,305
                                                     -----------------------------------------------------------------


Loss Accumulated During The
Exploration Stage
                                                     $     (56,764)              $  (34,724)           $  (21,305)
                                                     =================================================================



Loss per Common Share                                $      (.0056)          $       (.0034)           $   (.0021)
                                                     =================================================================
Weighted Average of Common
Shares Outstanding                                      10,118,400               10,085,400            10,085,400
                                                     =================================================================




                 See Accompanying Notes to Financial Statements

                        Global -Tech Capital Corp., Inc.
                         (An Exploration Stage Company)

                  Statement of Changes in Shareholders' Equity



                                                                                             Loss
                                              Common Stock                                Accumulated
                                                                         Additional        During the
                                         --------------------------       Paid In         Exploration
                                         Shares          Par Value        Capital            Stage                Total
                                         -------------------------------------------------------------------------------------


For the period July 21,
1998 (date of inception)
Through June 30, 2000
------------------------
Issuance of stock                       10,085,400        $  10,085      $  12,415                            $   22,500

Loss Accumulated During the
Exploration Stage                                                                          $   (22,040)          (22,040)
                                        ---------------------------------------------------------------------------------------

Balance, June 30, 2000                  10,085,400           10,085         12,415             (22,040)              460

 For the period July 1,
 2000 To June 30, 2001
------------------------
Issuance of stock                           66,000               66         65,934                                66,000

Loss Accumulated During
the Exploration Stage                                                                          (34,724)          (34,724)
                                        ---------------------------------------------------------------------------------------

Balance, June 30, 2001                  10,151,400        $  10,151      $  78,349         $   (56,764)       $   31,736
                                        =======================================================================================



                 See Accompanying Notes to Financial Statements

                        Global -Tech Capital Corp., Inc.
                         (An Exploration Stage Company)

                             Statement of Cash Flows


                                                                       Restated               Restated
                                                                  For the period July
                                                                       21, 1998                                      For the period
                                                                  (Date of Inception)     For the period July         July 1, 1999
                                                                     To June 30,               1, 2000                To June 30,
                                                                        2001               to June 30, 2001               2000
                                                                -------------------------------------------------------------------
Cash Flows From Operating Activities:
  Loss Accumulated During
    the Exploration Stage                                          $ (56,764)               $ (34,724)               $ (22,040)
  Net increase in Investment in Equities                             (14,550)                 (14,550)                       0
                                                               -------------------------------------------------------------------

    Net Cash Used in Operating Activities                            (71,314)                 (49,274)                 (22,040)
                                                               -------------------------------------------------------------------

Cash Flow From Financing Activities:
  Proceeds from issuance of common stock                              88,500                   66,000                   22,500
                                                                -------------------------------------------------------------------

    Net Cash Provided By Financing Activities                         88,500                   66,000                   22,500
                                                                -------------------------------------------------------------------

Net Increase in Cash:                                                 17,186                   16,726                      460
                                                                -------------------------------------------------------------------

Cash, beginning of period                                               -                         460                       -
                                                                -------------------------------------------------------------------

Cash, end of period                                                $  17,186                $  17,186               $      460
                                                                ===================================================================




                 See Accompanying Notes to Financial Statements

                        Global -Tech Capital Corp., Inc.
                         (An Exploration Stage Company)

                           NOTES TO FINANCIAL STATEMENTS


NOTE 1. COMPANY INFORMATION

Global-Tech Capital Corp., ("The Company) was organized July 21, 1998, under the laws of the State of Nevada, as Global-Tech Capital Corp. The Company is currently in the exploration stage. Management has elected a June 30 year-end for the Company. The Company will be in the exploration stage until it raises the required capital and begins the development of the property.

The Company is an exploration stage company engaged in the location, acquisition and, if warranted, exploration of a mineral resource property, the rights of which are currently held, and following the successful consummation of this offering intends to continue an exploration program of the property. The property currently contains no proven reserves and failure to locate ore reserves may adversely affect the economic viability of the Company. Even if the results of exploration are encouraging the Company will require additional funds through the sale of equity or debt securities, other borrowings or possibly a joint venture to further explore the property. The Company intends to raise additional capital if the initial tests of the property are fruitful.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash & Cash Equivalents
For the purpose of the statement of cash flows, cash equivalents include all highly liquid investments, with a maturity of three months or less.

Basis of Financial Statements
These financial statements are prepared on the accrual basis of accounting in conformity with generally accepted accounting principles.

Income Taxes
Income taxes are accounted for in accordance with Statement of Financial Accounting Standards No.109, "Accounting for Income Taxes". Under this method, deferred income taxes are determined based on differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end, and are measured based on enacted tax rates and laws that will be in

                        Global -Tech Capital Corp., Inc.
                         (An Exploration Stage Company)

                           NOTES TO FINANCIAL STATEMENTS

Income Taxes (Continued)
effect when the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. No provision for income taxes is included in the statement due to its immaterial amount

Utilization of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Net Income Per Common Share
Net income per common share is computed based on the weighted average number of common shares outstanding and common stock equivalents, if not anti-dilutive.


NOTE 3.  CAPITAL STOCK
The Company is offering the right to subscribe for 2,000,000 shares at $.05 per share on an all or none basis. Therefore, all 2,000,000 shares must be sold before the offering can be completed. The shares will be sold through the President and Directors of the Company and no compensation is to be paid to any person for the offer and sale of the shares.

The Company's Certificate of Incorporation authorizes the issuance of 200,000,000 shares of common stock. The Company's Board of Directors has the power to issue any or all of the authorized but unissued common stock without stockholder approval. To the extent that additional shares of common stock are issued, dilution to the interest of the Company's stockholders participating in the Offering will occur.

There are presently outstanding 10,151,400 shares of the Company's Common Stock for which a relatively nominal consideration was paid. In contrast, the purchasers of the shares offered are providing the Company with $100,000 of funding. Purchasers of the shares will represent 16% of all Shares outstanding,

                        Global -Tech Capital Corp., Inc.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS

NOTE 3.  CAPITAL STOCK (Continued)
although they will have provided the major portion of the Company's funding to date. The purchasers of the shares offered hereby would have no effective voice in the Company's management and the Company would be controlled by the existing stockholders.

Upon any liquidation, dissolution or winding up of the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to holders of shares of the Company's Common Stock. Moreover, in the event such a liquidation were to occur all stockholders of the Company including those owning shares purchased privately at less than the public offering price, will receive the liquidated assets on a pro-rata basis (as opposed to being based on the amounts paid for such shares).

NOTE 4.  INCOME TAXES

The Company has available at June 30, 2001 and June 30, 2000, $56,764 and $22,040 of unused operating loss carry forwards that may be applied against future taxable income and expire in various years beginning 2019.

NOTE 5.  OPTION CONTRACT

The Company purchased an option to acquire a 100% interest in a mineral claim, located in the Omineca Mining Division of the Province of British Columbia, exercisable by the company. The option required an execution payment of $3,268 and a subsequent payment of $3,268 five business days after the receipt by the Company of written confirmation from the U.S. Securities and Exchange Commission that the Company's registration statement under the Securities Act of 1933 has become effective. Thereafter, the option renews annually at the discretion of the Company requiring annual payments and minimum expenditures by the Company.

Since a determination of the existence of a commercially viable mineral deposit has not been made, the amounts paid for the option have been expensed in the period paid.

                        Global -Tech Capital Corp., Inc.
                         (An Exploration Stage Company)

                          NOTES TO FINANCIAL STATEMENTS


NOTE 6.  INVESTMENTS

The Company's securities investments that are bought and held principally for the purpose of selling them in the near term are classified as trading securities. Trading securities are recorded at fair value on the balance sheet in current assets, with the change in fair value during the period included in earnings. For the year ended June 30, 2001 the Company's Investments in Equities decreased from $31,839 to $14,550 at June 30, 2001, resulting in an unrealized loss of $17,289.

NOTE 7.  RESTATEMENT OF FINANCIAL STATEMENTS

The Financial Statements issued on July 16, 2001 were restated to properly report the Company's Investment in Equities as trading securities, as defined in
NOTE 6, and removed it from Cash and Cash Equivalents. The change resulted in an increase in Investments in Equities to $14,550 and a decrease in Cash and Cash Equivalents from $31,736 to $17,186.

                            GLOBAL-TECH CAPITAL CORP.


                               2,000,000 Shares of
                                  Common Stock
                              --------------------

                                   PROSPECTUS
                              --------------------

                                 _________, 2002

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

Indemnification of Directors and  Officers

         Section 78.7502 of the Corporation Laws of the State of Nevada provides for the indemnification of the company's officers, directors and corporate employees and agents when any such person was or is a party or is threatened to be made a party to any threatened, pending or completed action except an action by or in right of the company, by reason of the fact that he is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         In an action by or in the right of the company to procure a judgment in its favor, the company may indemnify any person who was or is a party or is threatened to be made a party thereto by reason of the fact that he is or was a director, officer, employee or agent of the company, against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the company. However, the company will not indemnify such person for any claim as to which such a person has been adjudged by a court to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that a court determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         To the extent that a director, officer, employee or agent of the company has been successful on the merits or otherwise in defense of any action referred to above, the company shall indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

         Section 78.751 of the Nevada Corporation Law, as amended, sets forth the authorization required for discretionary indemnification, advancement of expenses and limitations thereon:

     1. Any discretionary indemnification under Section 78.7502 of the Nevada Corporation Laws, unless ordered by a court or advanced pursuant to subsection 2 below, may be made by the company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. This determination must be made:

(a)      By the stockholders;
(b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
(c) If a majority vote of a quorum consisting of directors who were not parties to the action so orders, by independent legal counsel in a written opinion; or
(d) If a quorum consisting of directors who were not parties to the action cannot be obtained, by independent legal counsel in a written opinion.

     2. The articles of incorporation, the bylaws or an agreement made by the company may provide that the expenses of officers and directors incurred in defending a civil or criminal action must be paid by the company as they are incurred and in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court that he is not entitled to be indemnified by the company.

     3. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 of the Nevada Corporation Law continues for a person who has ceased to be a director, officer, employee or agent and does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the company's charter bylaws, or agreement except that indemnification, unless ordered by a court pursuant to
Section 78.7502 of the Nevada Corporation Law or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

         The company's bylaws provide for the indemnification by the company to the fullest extent permitted by the Nevada Corporation Laws as described above.

         The indemnification provided by the company's bylaws is not exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of shareholders or disinterested directors, provision of law or otherwise.

         The Company may purchase and maintain insurance on behalf of any person who is or was a director or officer of the company, or is or was serving at the request of the company as a director or officer of another corporation against liability asserted against such person and incurred in such capacity or arising out of such status, whether or not the company would have the power to indemnify such person. The company has not taken out such insurance policies.

ITEM  25.  OTHER  EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

         The following table sets forth an itemization of various expenses, all of which we will pay, in connection with the sale and distribution of the securities being registered. All of the amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities  and  Exchange  Commission  Registration  Fee           $     25.00
Accounting  Fees  and  Expenses                                    $  3,500.00
Legal  Fees  and  Expenses                                         $ 40,000.00
Transfer Agents Fees                                               $    500.00
Printing Costs                                                     $    500.00
Blue Sky Fees and Expenses                                         $  1,000.00
EDGAR Filing Fees                                                  $  3,000.00
Miscellaneous                                                      $    475.00
                                                                   -----------
         Total                                                     $ 49,000.00


ITEM  26.  RECENT  SALES  OF  UNREGISTERED  SECURITIES.

         Set forth in chronological order is information regarding shares of common stock sold by the company during the past three years. Also included is the consideration, if any, received by the Company for such shares and information relating to the section of the Securities Act of 1933 (the "Securities Act"), or rule of the Securities and Exchange Commission under which exemption from registration was claimed.

         In March, 1999, the Company offered and sold to Westar Capital Corp., a British Columbia corporation controlled by Michael Mitsiadis, the Company's President, 4,000,000 shares of its common stock at a price of $.001 per share for total consideration of $4,000. The Company believes that such transaction was exempt from registration by virtue of Rule 504 of Regulation D thereunder. Form D was filed on April 1, 1999.

         In March, 1999, the Company offered and sold to twelve persons who are non-accredited investors, 6,000,000 shares of its common stock at a price of $.001 per share for total consideration of $6,000. The Company believes that such transactions were exempt from the registration requirements of the Securities Act by virtue of Rule 504 of Regulation D thereunder. Form D was filed on April 1, 1999.

         In April, 1999, the Company offered and sold 81,000 shares of its common stock to nine persons who are not accredited investors at a price of $.10 per share for total consideration of $8,100. The Company believes that such transactions were exempt from the registration requirements of the Securities Act by virtue of Rule 504 of Regulation D thereunder. Form D was filed on May 6, 1999.

         In April, 1999 the Company offered and sold 4,400 shares of its common stock to fourteen persons who are not accredited investors at a price of $1.00 per share for total consideration of $4,400. The Company believes that such transactions were exempt from the registration requirements of the Securities Act by virtue of Rule 504 of Regulation D thereunder. Form D was filed on May 6, 1999.

         On December 15, 2001, the Company offered and sold 66,000 shares of its common stock to Nell M. Dragovan at a price of $1.00 per share for total consideration of $66,000. The Company believes that such transaction was exempt from the registration requirements of the Securities Act pursuant to Regulation S.

ITEM  27.  EXHIBITS  AND  FINANCIAL  STATEMENT  SCHEDULES.

(A)  EXHIBITS

The following Exhibits are attached hereto:

EXHIBIT           DESCRIPTION OF EXHIBIT AND FILING REFERENCE
NUMBER

3.1               Articles of Incorporation*

3.2               Bylaws*

5.1 Opinion of Eiseman Levine Lehrhaupt & Kakoyiannis, P.C., regarding the legality of the securities being registered

10                Agreement between the Company, Robin Day and Valley Gold,
                  Ltd.*

23.1              Consent of Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.
                  (included in Exhibit 5.1)

23.2              Consent of Richard M. Prinzi, Jr.

* Filed Previously

ITEM  28.  UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 24 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Burnaby, Province of British Columbia, on the 31st day of January, 2002.

                           GLOBAL-TECH CAPITAL CORP.

                           By:    /s/ Michael Mitsiadis
                               ---------------------------------------
                           Michael Mitsiadis
                           President and Chief Financial Officer


In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

SIGNATURE                    TITLE                                     DATE

/s/ Michael Mitsiadis        President and Director          January 31, 2002
---------------------        (principal executive and financial officer)
Michael Mitsiadis


/s/David Mallo               Secretary and Director          January 31, 2002
------------------
David Mallo


/s/ Douglas Turnbull         Director                        January 31, 2002
---------------------------
Douglas Turnbull

                                  EXHIBIT INDEX


The following Exhibits are attached hereto:

EXHIBIT           DESCRIPTION OF EXHIBIT AND FILING REFERENCE              PAGE
NUMBER

3.1    Articles of Incorporation*

3.2    Bylaws   *

5.1    Opinion of Eiseman Levine Lehrhaupt & Kakoyiannis, P.C., regarding
       the legality of the securities being registered                      64

10     Agreement between the Company, Robin Day and Valley Gold, Ltd.*

23.1 Consent of Eiseman Levine Lehrhaupt & Kakoyiannis, P.C. (included in Exhibit 5.1)

23.2   Consent of Richard M. Prinzi, Jr.                                    66


* Filed Previously

 EXHIBIT 5.1
 -----------

                                 EISEMAN LEVINE
                             LEHRHAUPT & KAKOYIANNIS
                           A PROFESSIONAL CORPORATION
                                845 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                                     ------
                            TELEPHONE (212) 752-1000
                            FACSIMILE (212) 355-4608


                                                 January 31, 2002


Global-Tech Capital Corp.
P.O. Box 84037
Burnaby, B.C.
V5A 4T9  Canada

         Re:      Global-Tech Capital Corp.
                  Registration Statement on Form SB-2
                  File No: 333-69414
                  Filed September 14, 2001

Dear Sir or Madam:

         We have acted as counsel for Global-Tech Capital Corp., a corporation existing under the laws of the State of Nevada (the "Company") in connection with the preparation and filing of a registration statement on Form SB-2 (the "Registration Statement") relating to the registration and the offer and sale by the Company of 2,000,000 of the Company's shares of common stock, $0.001 par value (the "Common Shares").

         In this connection, we have examined such documents, corporate records, officers' certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including, but not limited to, (i) the Company's Certificate of Incorporation and Bylaws, and (ii) the Registration Statement. We have assumed the legal capacity to sign and the genuineness of all signatures of all persons executing instruments or documents examined or relied upon by us and have assumed the conformity with the original documents of all documents examined by us as copies of such documents.

         Based upon and subject to the foregoing, we are of the opinion that when offered and sold as described in the Registration Statement, the Common Shares will be validly issued, fully paid and non-assessable.

EISEMAN LEVINE
LEHRHAUPT & KAKOYIANNIS



         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby concede that we are within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours

                              Eiseman Levine Lehrhaupt & Kakoyiannis, P.C.


                                  By:   /s/ Joseph Sierchio
                                      ----------------------
                                         Joseph Sierchio

Exhibit 23.2
------------

[Letterhead of Richard M. Prinzi, Jr., CPA]




                         CONSENT OF INDEPENDENT AUDITOR








We hereby consent to the use in the Prospectus constituting part of this Amendment no. 4 to the Registration Statement on Form SB-2 of our report dated July 16, 2001 relating to the financial statements of Global-Tech Capital Corp. (a Nevada corporation in the development stage) as of June 30, 2001 and June 30, 2000, and the related statements of operations, changes in shareholders' equity and cash flows for the periods from July 1, 2000 through June 30, 2001 and July 1, 1999 to June 30, 2000, which appears in such Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ Richard M. Prinzi, Jr.

Staten Island, New York
January, 2002